As filed with the Securities and Exchange Commission on April 25, 2013
Registration No.  333-179637

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	04-3216862
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________

David J. Drutz
Chief Executive Officer
DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________

Please send copies of all communications to:
Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☐   Accelerated filer   ☐   Non-accelerated filer   ☐   Smaller reporting company   ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the registration statement on Form S-1 (File No. 333-179637) (the “Registration Statement”) of DARA BioSciences, Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 that was filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2013 and the Company’s current reports on Form 8-K that have been filed with the SEC since December 31, 2012. The Registration Statement was originally declared effective by the SEC on April 6, 2012. The Registration Statement originally covered a primary offering of 15,000 units, with each unit consisting of (1) one share of Series B-2 preferred stock which is convertible into 1000 shares of our common stock, (2) a warrant exercisable for 500 shares of our common stock at an exercise price of $1.25 per share and (3) a warrant exercisable for 500 shares of our common stock at an exercise price of $1.00 per share. The exercise prices of the warrants were subsequently amended to $1.00 and $0.80 per share, respectively, in connection with our December 2012 financing transaction. The Registration Statement also originally covered up to 15,000,000 shares of common stock issuable upon conversion of the Series B-2 preferred stock and up to 15,000,000 shares of common stock issuable exercise of the warrants. The Registration Statement now covers the sale of the shares of our common stock issuable from time to time upon (i) the conversion the Series B-2 preferred stock that remains unconverted and (ii) the exercise of warrants that remain unexercised.

All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated April 25, 2013

7,681,715 Shares of Common Stock Issuable Upon the Conversion of
Series B-2 Preferred Stock and Exercise of Warrants

We are offering up to 65,789 shares of our common stock that are issuable upon the conversion of Series B-2 convertible preferred stock at a conversion price of $0.76 per share, 4,875,000 shares of our common stock that are issuable upon the exercise of warrants with an exercise price of $1.00 per share and 2,740,926 shares of our common stock that are issuable upon the exercise of warrants with an exercise price of $0.80 per share, all of which such shares of Series B-2 preferred stock and warrants we issued on April 16, 2012 as part of a public offering of units consisting of preferred stock and warrants. No securities are being offered pursuant to this prospectus other than the shares of our common stock (the “Shares”) that will be issued upon the conversion of Series B-2 convertible preferred stock and the exercise of such warrants.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “DARA.” The last reported sale price of our common stock on April 22, 2013 was $0.77 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of the Prospectus and beginning on page 12 of the Annual Report for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2013.

Table of Contents

About this Prospectus	1
Risk Factors	1
Cautionary Statement About Forward Looking Information	1
Prospectus Summary	2
The Offering	5
Use of Proceeds	6
Dilution	7
Description of Capital Stock	8
Description of Securities We Are Offering	14
Plan of Distribution	15
Legal Matters	15
Experts	15
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	15
Where You Can Find More Information	16
Documents Incorporated by Reference	16

About this Prospectus

In this prospectus, the “Company,” “we,” “us,” and “our” and similar terms refer to DARA BioSciences, Inc. References to our “common stock” refer to the common stock of DARA BioSciences, Inc.

You should read this prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus and the documents incorporated by referenced herein, you should rely on the information in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the placement agent have authorized any other person to provide information different from that contained in this prospectus and the documents incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the dates on the cover page, regardless of time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.

Risk Factors

An investment in our common stock involves a high degree of risk. You should consider carefully the risks described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, which is incorporated herein by reference in its entirety, as well as in any applicable prospectus supplement and other documents that we incorporate by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, operating results, financial condition or prospects could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. See also, “Cautionary Statement About Forward-Looking Information.”

Cautionary Statement About Forward Looking Information

This prospectus, including the information incorporated by reference herein, contains forward-looking statements that are based on current expectations, estimates, forecasts and projections regarding management’s beliefs and assumptions about the industry in which we operate. Such statements include, in particular, statements about our plans, strategies and prospects under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and “Plan of Distribution.” When used in this prospectus, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions identify forward-looking statements.

Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements.

Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Prospectus Summary

This summary highlights information about our Company and this offering contained elsewhere in this prospectus or incorporated by reference herein and is qualified in its entirety by the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. You should read this entire prospectus carefully, including “Risk Factors” as well as the information incorporated by reference in this prospectus, before making an investment decision.

Overview

DARA BioSciences, Inc. is a specialty pharmaceutical company focused on the development and commercialization of oncology treatment and oncology supportive care pharmaceutical products. Through our acquisition of Oncogenerix, Inc., which occurred on January 17, 2012, we acquired our first commercial, FDA-approved proprietary product license Soltamox® (tamoxifen citrate) oral solution. Soltamox has been approved by the U.S. Food and Drug Administration (“FDA”) for the treatment of breast cancer. On September 12, 2012, we entered into a license agreement with Helsinn Healthcare SA (“Helsinn”) to distribute, promote, market and sell Gelclair® a unique oral gel whose key ingredients are polyvinlypyrrolidone (PVP) and sodium hyaluronate (hyaluronic acid) for the treatment of certain approved indications. Gelclair is an FDA-cleared product indicated for the treatment of oral mucositis. In addition, we have a marketing agreement with Innocutis Holdings, LLC pursuant to which we will promote Bionect® (hyaluronic acid sodium salt, 0.2%) within the oncology and radiation oncology marketplace. Bionect has been cleared by the FDA for the management of irritation of the skin as well as first and second degree burns.

We continue to have an internal clinical development program focused on KRN5500, a phase 2 drug targeted for treating cancer patients with painful chronic chemotherapy induced peripheral neuropathy (CCIPN) and we are pursuing out-licensing opportunities for DB959 which is targeted for treating diabetes and is outside the scope of our therapeutic focus.

We were incorporated on June 22, 2002. Our executive offices are located at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, and our telephone number is (919) 872-5578.

Product Commercialization and Development

Our primary focus is on the commercialization and development of the following types of oncology treatment and oncology supportive care pharmaceutical products:

●	Soltamox, an FDA-approved oral solution of tamoxifen citrate and other liquid formulation products; and

●
Cancer support therapeutics, including Gelclair, an FDA-cleared product indicated for the treatment of oral mucositis and Bionect, an FDA cleared product for the management of irritation of the skin as well as first and second degree burns

KRN5500 is a novel, non-narcotic/non-opioid intravenous product for the treatment of cancer patients with painful chronic chemotherapy induced peripheral neuropathy which has completed Phase 2a development. We have improved and simplified the formulation and manufactured new drug substance for the next clinical trial and we are looking to partner the drug with an established oncology development company to undertake and support the cost for the Phase 2b program.

Oral liquid formulations of FDA approved products

Oral liquids can provide an attractive and effective alternative to solid dose formulations for those patients with dysphagia, or difficulty swallowing, or those who simply prefer to take drug products in liquid form. Those suffering from dysphagia often have difficultly or experience pain when using oral tablet or capsule products and can benefit greatly from liquid formulations of drugs. In addition, breast cancer patients receiving chemotherapeutic agents are subject to oral mucositis, which makes liquid medical formulations preferable.

Soltamox

Soltamox (tamoxifen citrate) oral solution, our first proprietary, FDA approved product, is a drug primarily used to treat breast cancer. Soltamox is the only liquid formulation of tamoxifen available for sale in the United States. As a result of our acquisition of Oncogenerix, we became party to an exclusive license and distribution agreement with Rosemont Pharmaceuticals, Ltd., a U.K. based manufacturer, for rights to market Soltamox in the United States. Previously, Soltamox was marketed only in the U.K. and Ireland by Rosemont Pharmaceuticals, Ltd. Soltamox is protected by a U.S. issued patent which expires in June 2018. We launched Soltamox in the U.S. in the fourth quarter of 2012.

Soltamox is used primarily for the chronic treatment of breast cancer or for cancer prevention in certain susceptible breast cancer subgroups. The National Cancer Institute (NCI) estimated in 2011 that 230,480 women would be diagnosed with breast cancer and 39,520 women would die as a result of the disease. Tamoxifen therapy is generally indicated for breast cancer patients for up to 5 years.

In order to commercialize Soltamox, we have established a specialty commercial sales force which markets Soltamox to oncologists. Current physicians who prescribe tablet forms of tamoxifen in the United States are well known and easily identified by data sources such as IMS and Wolters Kluwer, providers of information services for the healthcare industry.

We are employing a multi-disciplinary approach to reach and educate health care providers, dispensers, patient advocacy groups, foundations, caregivers and patients directly. We believe we can accomplish this through utilization of a combination of our own specialized sales organization and independent sales representatives, innovative marketing programs, partnerships with Specialty Pharmacy Providers, working with Patient Advocacy Groups and Foundations as well as collaborative arrangements with third party sales organizations.

Cancer support therapeutics

We are also focusing on the commercialization and development of cancer support therapeutics.

Gelclair

On September 12, 2012, we entered into a distribution and license agreement with Helsinn Healthcare SA. The Company was granted an exclusive license to distribute, promote, market and sell Gelclair for treatment of certain approved indications in the United States. Gelclair, a unique oral gel whose key ingredients are polyvinlypyrrolidone (PVP) and sodium hyaluronate (hyaluronic acid) is an FDA-cleared product indicated for the treatment of oral mucositis. Under the License Agreement, the Company is obligated to meet minimum sales thresholds during the License Agreement’s ten-year term. The License Agreement also provides that the Company will receive exclusive rights to distribute, promote, market and sell Gelclair for an additional indication if Helsinn is able to obtain regulatory approval for such indication.

Bionect

On March 23, 2012, we entered into an Exclusive Marketing Agreement with Innocutis Holdings, LLC pursuant to which we will promote Bionect (hyaluronic acid sodium salt, 0.2%) within the oncology and radiation oncology marketplace. Bionect has been approved by the FDA for the management of irritation of the skin as well as first and second degree burns. Bionect is currently being promoted and sold by Innocutis in the dermatology market. The Company will be compensated by Innocutis for each unit sold in the oncology and radiation oncology market. The Company began promoting Bionect in the U.S. in the second quarter of 2012.

Gemcitabine

In February 2012, we entered into an Exclusive Distribution Agreement with Uman Pharma Inc. pursuant to which we received an exclusive license to import, sell, market and distribute Uman’s gemcitabine lyophilized powder product in 200mg and 1g dosage sizes in the U.S. Gemcitabine went off patent in 2011 in the U.S. and is widely prescribed as first-line therapy for ovarian, breast, lung and pancreatic cancers. Uman originally intended to file an Abbreviated New Drug Application for gemcitabine with the FDA in the second half of 2012.

Due to the pricing deterioration in the U.S. market with gemcitabine lyophilized generics, Uman did not file an Abbreviated New Drug Application for gemcitabine with the FDA in 2012. In fact, downward pricing pressure on gemcitabine makes it unlikely that Uman will be able to manufacture it. Therefore we will not be able to commercialize gemcitabine in the U.S. at prices competitive enough to be commercially viable. As a result, we believe it is unlikely we will ever launch gemcitabine in the U.S. under our Exclusive Distribution Agreement with Uman.

Internal Development of Drug Candidates

We had two internal drug candidates in clinical development prior to the acquisition of Oncogenerix in January 2012:

●	KRN5500, a phase 2a drug targeted for treating painful chronic chemotherapy induced peripheral neuropathy in cancer patients; and

●	DB959, a first-in-class drug candidate for the treatment of type 2 diabetes and dyslipidemia.

KRN5500 is a novel, non-narcotic/non-opioid intravenous product for the treatment of painful chronic chemotherapy induced peripheral neuropathy in patients with cancer. The drug has successfully completed a Phase 2a proof of concept study in patients with end-stage cancer and analgesia-resistant neuropathic pain where it showed statistically-significant pain reduction versus placebo (p = 0.03) using standardized pain test scores. There were no serious safety concerns although nausea and vomiting were a common occurrence. The FDA has designated KRN5500 a Fast Track drug, based on its potential usefulness in treating a serious medical condition and in fulfilling an unmet medical need. We have recently improved and simplified the formulation and manufactured new drug substance for the next clinical trial. We are working with the National Cancer Institute (NCI) to design an additional clinical trial under joint DARA-NCI auspices. Since KRN5500 would complement our portfolio of oncology treatment and supportive care pharmaceuticals, we are looking to partner the drug with an established oncology development company to undertake and support the cost for the Phase 2b program.

On November 8, 2012 we submitted a request seeking Orphan designation for KRN5500 to the Office of Orphan Products Development at the FDA. The orphan indication we are seeking is in cancer patients with painful chronic chemotherapy induced peripheral neuropathy(CCIPN).

DB959 comes from a family of PPAR alpha/delta/gamma agonists licensed from Bayer Pharmaceuticals Corporation. DB959 is a first-in-class, small molecule, non-TZD PPAR delta/gamma agonist for the treatment of diabetes and hyperlipidemia. The drug activates genes involved in the metabolism of sugars and fats, thereby improving the body’s ability to regulate both aspects of diabetes. DB959 has successfully completed Phase 1 trials, in which it demonstrated a good safety profile even when dosed at approximately 10 times the anticipated human dose. DB959 is outside the scope of our therapeutic focus and therefore is targeted for out-licensing to partners more able to sustain the prolonged timelines and significant costs involved in diabetes drug development.

The Offering

Issuer	DARA BioSciences, Inc.
Securities offered
Up 65,789 shares of our common stock that are issuable upon the conversion of Series B-2 convertible preferred stock and up to 7,615,926 shares of our common stock that are issuable upon the exercise of warrants (the “Warrants”)

Description of Series B-2 preferred stock
Series B-2 preferred stock has a liquidation preference and is redeemable at the option of the Company. See the section entitled “Description of Capital Stock – Series B-2 Preferred Stock” beginning on page 10.

Conversion Price of Series B-2 preferred stock	$0.76
Shares of common stock underlying the outstanding shares of Series B-2 preferred stock	65,789
Description of Warrants
The Warrants expire on April 16, 2017. Certain of the Warrants have an exercise price per share equal to $1.00. Certain of the Warrants have an exercise price per share equal to $0.80. Other than the exercise price, both series of warrants have identical terms.

Shares of common stock underlying the Warrants	7,615,926
Shares of common stock outstanding before this offering	25,000,961 shares
Common stock to be outstanding after this offering, assuming full conversion of Series B-2 preferred stock and exercise of all of the warrants	32,682,676 shares
Use of proceeds
We will receive no proceeds from the conversion of the Series B-2 preferred stock.
We intend to use any proceeds from the exercise of the Warrants to fund expenses associated with our efforts to develop and commercialize a portfolio of oncology treatment and supportive care pharmaceutical products and for working capital and general corporate purposes. See “Use of Proceeds.”

Limitations on beneficial ownership
Notwithstanding anything herein to the contrary, the Company will not permit the conversion of the Series B-2 preferred stock or exercise of the warrants of any holder, if after such conversion or exercise such holder would beneficially own more than 4.99% of the shares of common stock then outstanding.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” above, before deciding to invest in our securities.
Trading Market	Our common stock is traded on the Nasdaq Capital Market under the symbol “DARA”.

The number of shares of common stock outstanding before and after the offering is based on 25,000,961 shares outstanding as of April 19, 2013 and excludes:

●	660,147 shares of common stock issuable upon the conversion of outstanding shares of Series A and Series B-4 preferred stock;

●	6,878,649 shares of common stock issuable upon the exercise of outstanding warrants (excluding the Warrants) with a weighted average exercise price of $2.97 per share;

●	3,148,337 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $1.26 per share;

●	2,904,489 shares of common stock reserved for future grants and awards under our equity incentive plans; and

●
Up to 891,648 shares of common stock that may be issued to former Oncogenerix, Inc. stockholders, subject to stockholder approval and based upon our company’s achievement of certain revenue or market capitalization milestones during the 60 months following the merger with Oncogenerix, which occurred on January 17, 2012.

Use of Proceeds

We will receive no proceeds from the conversion of the Series B-2 preferred stock.

To the extent that the Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $8.2 million, based on the current exercise price of the Warrants. We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. We intend to use any proceeds from any such exercise for commercial activities related to Soltamox®, our FDA-approved treatment for breast cancer, and Gelclair, our FDA-cleared product for the treatment of oral mucositis, as well as for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Pending use of the net proceeds of this offering, we intend to invest such net proceeds in short-term, interest-bearing investment grade securities.

Dilution

Our net tangible book value as of December 31, 2012 was $4.5 million, or $0.23 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. On a pro forma basis after giving effect to our sale of 2,550 shares of Series B-3 and Series B-4 preferred stock pursuant to the offering described in our Current Report on Form 8-K filed with the SEC on December 28, 2012 and assuming the conversion of all the shares of Series B-3 and Series B-4 preferred stock sold in the offering and our receipt of net proceeds from the offering of approximately $2.5 million (and excluding shares of common stock issuable upon the exercise of warrants issued in such offering), our net tangible book value as of December 31, 2012 would have been $7.0 million, or $0.31 per share. After giving effect to the issuance of 65,789 shares of common stock upon conversion of shares of Series B-2 preferred and 7,615,926 shares of common stock upon exercise of Warrants for cash in this offering, our net tangible book value as of December 31, 2012 would have been $14.0 million, or $0.48 per share. This represents an immediate increase in net tangible book value of $0.15 per share to existing stockholders and an immediate dilution in net tangible book value of $0.30, $0.54 and $0.34 per share to holders of shares of Series B-2 preferred stock, Warrants with a $1.00 exercise price and Warrants with an $0.80 exercise price, respectively, in this offering. The following table illustrates this calculation.

Series B-2 Conversion Price		$0.76
Pro forma net tangible book value per share as of December 31, 2012	$0.31
Increase per share attributable to this offering	$0.15
As adjusted tangible book value per share after this offering		$0.46
Dilution per share to new investors in this offering		$0.30

$1.00 Warrant Exercise Price		$1.00
Pro forma net tangible book value per share as of December 31, 2012	$0.31
Increase per share attributable to this offering	$0.15
As adjusted tangible book value per share after this offering		$0.46
Dilution per share to new investors in this offering		$0.54

$0.80 Warrant Exercise Price		$0.80
Pro forma net tangible book value per share as of December 31, 2012	$0.31
Increase per share attributable to this offering	$0.15
As adjusted tangible book value per share after this offering		$0.46
Dilution per share to new investors in this offering		$0.34

The number of shares of common stock outstanding used for existing stockholders in the table and calculations above is based on 18,947,094 shares outstanding as of December 31, 2012, assumes the conversion of the Series B-3 and B-4 preferred stock issued in the financing transaction described above and excludes:

●	331,200 shares of common stock issuable upon the conversion of outstanding shares of Series A preferred stock;

●	6,878,649 shares of common stock issuable upon the exercise of outstanding warrants (excluding the Warrants) with a weighted average exercise price of $2.97 per share;

●	1,331,887 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $1.63 per share;

●	459,033 shares of common stock reserved for future grants and awards under our equity incentive plans; and

●
Up to 891,648 shares of common stock that may be issued to former Oncogenerix, Inc. stockholders, subject to stockholder approval and based upon our company’s achievement of certain revenue or market capitalization milestones during the 60 months following the merger with Oncogenerix, which occurred on January 17, 2012.

Description of Capital Stock

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws. The summary does not purpose to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware, as amended, or the Delaware General Corporation Law.

Common Stock

General

We currently have authority to issue 75,000,000 shares of our common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par value $0.01 per share, of which 993,500 are undesignated. As of April 19, 2013, we had 25,000,961 shares of common stock issued and outstanding and 828 shares of Series A preferred stock, 50 shares of Series B-2 preferred stock and 250 shares of Series B-4 preferred stock issued and outstanding.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Trust & Transfer Company.

Equity Compensation Plans

We have two share-based compensation plans, the 2008 Employee, Director, and Consultant Stock Plan and the 2003 Amended and Restated Employee, Director, and Consultant Stock Plan, together referred to herein as the “Stock Plans.” As of April 19, 2013, options to purchase 3,148,337 shares of our common stock were issued and outstanding under the Stock Plans with a weighted-average price of $1.26 and 2,904,489 shares of our common stock were reserved for future issuance under the Stock Plans.

Outstanding Warrants

As of April 19, 2013, we had issued and outstanding a total of 14,494,575 warrants to purchase our common stock outstanding at a weighted-average exercise price of $1.90.

Series A Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Our Board has designated 4,800 shares of preferred stock as Series A Convertible Preferred Stock (“Series A preferred stock”), par value $0.01 per share. As of April 19, 2013, there were 828 shares of Series A preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of Series A preferred stock.

Liquidation Preference

The Series A preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series A preferred stock, and (3) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series A preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series A preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series A preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series A preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A preferred stock, (4) increase the number of authorized shares of Series A preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series A preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series A preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series A preferred stock;

●	increase or decrease the par value of the shares of Series A preferred stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series A preferred stock so as to affect them adversely.

Redemption

We will have the right to redeem the Series A preferred stock for a cash payment equal to 120% of the stated value of the Series A preferred stock. Holders of Series A preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series A preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series A preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series A preferred stock (or $1,000) by a conversion price of $2.50 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Subject to limited exceptions, a holder of shares of Series A preferred stock will not have the right to convert any portion of its Series A preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. As of April 19, 2013, the 828 outstanding shares of Series A preferred stock were convertible into a total of 331,200 shares of Common Stock.

Dividends

The Series A preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series A preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, before any distribution or payment is made to the holders of any junior securities, the holders of Series A preferred stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series B-2 Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Our Board has designated 10,250 shares of preferred stock as Series B-2 Convertible Preferred Stock (“Series B-2 preferred stock”), par value $0.01 per share. As of April 19, 2013, there were 50 shares of Series B-2 preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of Series B-2 preferred stock.

Liquidation Preference

The Series B-2 preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series B-2 preferred stock, (3) junior to Series A preferred stock, (4) senior to Series B-4 preferred stock and (5) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series B-2 preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series B-2 preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series B-2 preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series B-2 preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series B-2 preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B-2 preferred stock, (4) increase the number of authorized shares of Series B-2 preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series B-2 preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series B-2 preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series B-2 preferred stock;

●	increase or decrease the par value of the shares of Series B-2 preferred stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series B-2 preferred stock so as to affect them adversely.

Redemption

We will have the right to redeem the Series B-2 preferred stock for a cash payment equal to 120% of the stated value of the Series B-2 preferred stock. Holders of Series B preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series B-2 preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series B-2 preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series B-2 preferred stock (or $1,000) by a conversion price of $0.76 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds $2.25 and the average daily dollar trading volume during such period exceeds 270,000 shares per trading day, if we sell or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price. Subject to limited exceptions, a holder of shares of Series B-2 preferred stock will not have the right to convert any portion of its Series B-2 preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Dividends

The Series B-2 preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series B-2 preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and after payment to the holders of Series A preferred stock and the holders of Series B preferred stock, but before any distribution or payment is made to the holders of any junior securities, the holders of Series B-2 preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series B-4 Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Our Board has designated 250 shares of preferred stock as Series B-4 Convertible Preferred Stock (“Series B-4 preferred stock”), par value $0.01 per share. As of April 19, 2013, there were 250 shares of Series B-4 preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of Series B-4 preferred stock.

Liquidation Preference

The Series B-4 preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series B-4 preferred stock, (3) junior to Series A preferred stock, (4) junior to Series B-2 preferred stock and (5) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series B-4 preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series B-4 preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series B-4 preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series B-4 preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series B-4 preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B-4 preferred stock, (4) increase the number of authorized shares of Series B-4 preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series B-4 preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series B-4 preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series B-4 preferred stock;

●	increase or decrease the par value of the shares of Series B-4 preferred stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series B-4 preferred stock so as to affect them adversely.

Redemption

We have the right to redeem the Series B-4 preferred stock for a cash payment equal to 120% of the stated value of the Series B-4 preferred stock. Holders of Series B-4 preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series B-4 preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series B-4 preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series B-4 preferred stock (or $1000) by a conversion price of $0.76 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 250% of the then effective conversion price for each of any 25 trading days during such 30 consecutive trading days and the average daily dollar trading volume during such period exceeds $250,000 per trading day, if we sell or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price. Subject to limited exceptions, a holder of shares of Series B-4 preferred stock will not have the right to convert any portion of its Series B-4 preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. In addition, until such time as we have approved shareholder approval as required by applicable Nasdaq rules, we may not issue, upon conversion of the Series B-4 preferred stock, a number of shares of common stock which, when aggregated with shares previously issued upon conversion of shares of Series B-3 preferred stock and Series B-4 preferred stock, would exceed 3,739,400 shares of common stock.

Dividends

The Series B-4 preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock after payment of any dividends required to by paid on the Series A preferred stock and Series B-2 preferred stock. No other dividends will be paid on shares of Series B-4 preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and after payment to the holders of Series A preferred stock and the holders of Series B-2 preferred stock, but before any distribution or payment is made to the holders of any junior securities, the holders of Series B-4 preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Warrants

In this offering, we are offering a maximum of 7,615,926 shares of common stock that may be issued in the future upon exercise of outstanding Warrants. The Warrants were sold in a public offering that closed on April 16, 2012, pursuant to a securities purchase agreement between each of the purchasers and us. The material terms and provisions of these Warrants are summarized below. The two series of Warrants have identical terms except for the relevant exercise price. This summary of some provisions of the Warrants is not complete. For the complete terms of the Warrants, you should refer to the form Warrant filed as an exhibit to the registration statement of which this prospectus is a part.

The common stock covered by this prospectus that is issuable upon the exercise of the Warrants consists of 4,875,000 shares of our common stock issuable upon the exercise of Warrants with an exercise price of $1.00 per share and 2,740,926 shares of our common stock issuable upon the exercise of Warrants with an exercise price of $0.80 per share. The original exercise prices of the Warrants were $1.25 and $1.00 per share, respectively. The exercise prices of the Warrants were subsequently amended to $1.00 and $0.80 per share, respectively, in connection with our December 2012 financing transaction. Subject to certain limitations as described below the Warrants are immediately exercisable and expire on April 16, 2017. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such Warrant holders are utilizing the cashless exercise provision of the Warrants. After the close of business on the expiration date, unexercised Warrants will become void.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchange for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Warrants. In addition, as further described in the form of Warrant filed as an exhibit to this registration statement, in the event of any fundamental transaction completed for cash, as a transaction under Rule 13e-3 of the Exchange Act, or involving a person not trading on a national securities exchange, the holders of the Warrants will have the right to require us to purchase the Warrants for an amount in cash that is determined in accordance with a formula set forth in the Warrants.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of the Warrant within three business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrant.

Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

Description of Securities We Are Offering

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” beginning on page 8 of this prospectus.

Plan of Distribution

We will deliver shares of our common stock upon conversion of the Series B-2 preferred stock and exercise of the Warrants we issued in April 2012. As of April 19, 2013, there were 50 shares of Series B-2 preferred stock outstanding which are convertible into a total of 65,789 shares of our common stock and the Warrants were exercisable for a total of 7,615,926 shares of our common stock. In order to exercise the Series B-2 preferred stock, the holder must deliver to us or our transfer agent the information required in the certificate of designation. We will then deliver shares of our common stock in the manner described above in the section titled “Description of Capital Stock —Series B-2 Preferred Stock” beginning on page 10 of this prospectus. We will not issue fractional shares upon exercise of these Warrants. Each of these Warrants contains instructions for exercise. In order to exercise any of these Warrants, the holder must deliver to us the information required in the Warrants, along with payment for the exercise price of the shares to be purchased. We will then deliver shares of our common stock in the manner described above in the section titled “Description of Capital Stock —Warrants” beginning on page 14 of this prospectus.

Legal Matters

The validity of the shares of common stock offered hereby and certain other legal matters were passed upon for us by K&L Gates LLP, Raleigh, North Carolina.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Horne LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2012, incorporated in this prospectus and elsewhere in the registration statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012. These financial statements are incorporated by reference in reliance on Horne LLP’s report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of their fiduciary duty as directors. In addition, our certificate of incorporation provides that we shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of our directors or officers or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

All of our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as DARA BioSciences, Inc. (http://www.sec.gov). Our web site is located at http://www.darabiosciences.com. The information contained on our web site is not part of this prospectus.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 28, 2013; and

●	Our Current Report on Form 8-K filed with the SEC on March 5, 2013 (other than any portions thereof deemed furnished and not filed).

You may request a copy of these filings, at no cost, by writing or calling us at the following:

DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578

Copies of the documents incorporated by reference may also be found on our website at www.darabiosciences.com.

7,681,715 Shares of Common Stock Issuable Upon the Conversion of
Series B-2 Preferred Stock and Exercise of Warrants

Prospectus

Part II Information Not Required in the Prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses (estimated except for the registration fee) in connection with the offering described in the registration statement:

SEC registration fee	$3,438
Accounting fees and expenses	$150,000
Legal fees and expenses	$75,000
Printing expenses	$10,000
Miscellaneous	$11,562
Total	$250,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of their fiduciary duty as directors. In addition, our certificate of incorporation provides that we shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of our directors or officers or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

All of our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On February 22, 2013, we entered into a letter agreement with BTIG, LLC (“BTIG”), for consulting services, pursuant to which, as partial consideration for services to be rendered to us under the agreement, we issued to BTIG a warrant to purchase 150,000 shares of our common stock. The warrant has a term of five years and an exercise price of $1.02. The warrant was issued to BTIG upon the exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”) provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, the purchaser was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●	The warrant was issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On December 28, 2012, we entered into a Securities Purchase Agreement providing for the sale of $2,800,000 of shares of Series B-3 and Series B-4 convertible preferred stock (convertible into a combined total of 3,684,210 shares of common stock) to an investor. In connection with the purchase of shares of Series B-3 and B-4 convertible preferred stock, the investor received warrants to purchase a number of shares of common stock equal to the number of shares of common stock into which such investor’s shares of Series B-3 and B-4 convertible preferred stock are convertible, at an exercise price equal to $1.05 (the “Warrants”). The Series B-4 convertible preferred stock and the Warrants were issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. The Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of or in connection with the Series B-4 convertible preferred stock and upon exercise of the Warrants.

On August 27, 2012, we entered into a letter agreement with Alex Partners, LLC and The Del Mar Consulting Group, Inc., for investor relations services, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firms a total of 400,000 shares of our common stock on September 21, 2012. Also, as part of the agreement, we further issued to such firms an additional 40,000 shares of our common stock on January 8, 2013 pursuant to the terms of the agreement. On January 29, 2013, we terminated this agreement and pursuant to the terms of the agreement, 200,000 of the original 400,000 shares were returned to us and cancelled. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, the purchaser was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All shares issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On February 6, 2012, we entered into a letter of agreement with Redington, Inc., an investor relations firm, pursuant to which we agreed as partial consideration for services to grant warrants to purchase a total of 150,000 shares of our common stock. These warrants have a five year term and an exercise price of $1.50. These securities were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On January 17, 2012, we entered into an Agreement and Plan of Merger with Oncogenerix, Inc., a specialty bio-pharmaceutical company, pursuant to which the shares of Oncogenerix common stock issued and outstanding immediately prior to the merger ceased to be outstanding and were converted into 1,114,559 shares of our common stock. We issued these shares to the Oncogenerix stockholders without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since the shares have not been registered, they may not be offered or sold by investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act. Subject to the volume limit, manner of sale and other requirements of Rule 144, Oncogenerix stockholders who are not our affiliates would be able to re-sell the shares of our common stock acquired in merger following a six month holding period.

In December 2011, we granted warrants to purchase a total of 200,000 shares of our common stock to two individuals. These warrants have ten year terms and an exercise price of $1.31. These securities were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On December 1, 2010, we entered into a letter of agreement with Brooke Capital Investment, LLC, an investor relations firm, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firm a total of 25,000 shares of our common stock on January 3, 2011. Also on December 1, 2010 we entered into a letter of agreement with ProActive Capital Resources Group, LLC, an investor relations firm, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firm a total of 20,000 shares of our common stock on January 3, 2011.

These shares were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, the purchaser was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All shares issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On February 26, 2010 and March 5, 2010, we entered into two Securities Purchase Agreements with certain accredited investors in connection with the private issuance and sale to such investors of 228,243 units and 6,648 units, respectively (the “Feb./Mar. 2010 Private Placement”). Our gross proceeds were $1,766,504. Each unit consisted of (1) one share of common stock and (2) one-half of a warrant to purchase one share of common stock. The units were issued and sold to investors for $7.52 per unit. The warrants have an exercise price of $7.52 and are exercisable beginning six months after the date of issuance with an expiration date of five years after the initial exercise date.

We sold the units to certain accredited investors without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since the units have not been registered, they may not be offered or sold by investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act. Subject to the volume limit, manner of sale and other requirements of Rule 144, investors who are not our affiliates would be able to re-sell the shares of our common stock acquired in the Feb./Mar. 2010 Private Placement following a six month holding period.

On August 1, 2009 we entered into a letter of agreement with Cameron Associates, Inc., an investor relations firm, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firm a total of 12,500 shares of our common stock. These shares were issued as follows:

●	6,250 shares on January 4, 2010;

●	3,125 shares on April 30, 2010; and

●	3,125 shares on July 31, 2010.

These shares were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, Cameron Associates, Inc. was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	Cameron Associates, Inc. has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All shares issued to Cameron Associates, Inc. were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On June 15, 2009, we entered into a Securities Purchase Agreement (the “June 2009 Purchase Agreement’) with certain accredited investors in connection with the private issuance and sale to such investors of 214,618 Units (the “June 2009 Private Placement”). Our gross proceeds from this sale were $1,397,000, and net proceeds after placement agent fees were $1,298,180.

Each Unit consisted of (1) one share of common stock and (2) one Warrant to purchase one share of common stock. The Units were issued and sold to investors at a price per Unit equal to the average of the closing sales price on the NASDAQ Capital Market for one share of common stock for the period of twenty (20) trading days ending on the last trading day prior to the date the investor executed the securities purchase agreement and deposited the purchase price. With this pricing mechanism, different investors paid different prices in the June 2009 Private Placement depending on when they signed the June 2009 Purchase Agreement and submitted their funds. Purchase prices ranged from $6.24 to $8.80 per Unit. Each Warrant has an exercise price equal to $7.36, which was the consolidated closing bid price on the trading day prior to the closing date. The Warrants are exercisable beginning 12 months after the date of issuance with an expiration date of 5 years after the date of issuance. In addition to the Warrants issued to investors, the placement agents received a total of 9,491 Warrants.

We sold the Units to certain accredited investors without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since the Units have not been registered, they may not be offered or sold by investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act. Subject to the volume limit, manner of sale and other requirements of Rule 144, investors who are not our affiliates would be able to re-sell the shares of our common stock acquired in the June 2009 Private Placement following a six month holding period.

ITEM 16.  EXHIBITS

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on April 25, 2013.

DARA BIOSCIENCES, INC.

Dated: April 25, 2013	By:	/s/ David J. Drutz, M.D.
David J. Drutz, M.D.
Chief Executive Officer and Chief Medical Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Drutz	Director, Chief Executive Officer and Chief Medical Officer	April 25, 2013
David Drutz	(Principal Executive Officer)

/s/ David Tousley	Chief Financial Officer	April 25, 2013
David Tousley	(Principal Financial Officer and Principal Accounting Officer)

*	Director, President and Chief Operating Officer	April 25, 2013
Christopher Clement

*	Chairman and Director	April 25, 2013
Haywood Cochrane

*	Director	April 25, 2013
Timothy Heady

*	Director	April 25, 2013
Stephen Jaeger

*	Director	April 25, 2013
Gail Lieberman

*	Director	April 25, 2013
Paul J. Richardson

* /s/ David Drutz
David Drutz, attorney-in-fact

Exhibit Index

Exhibit No.	Description	Incorporated by Reference to

3.1	Restated Certificate of Incorporation of DARA BioSciences, Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008

3.2	Certificate of Amendment to Restated Certificate of Incorporation of DARA BioSciences, Inc.	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010

3.3	Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on December 29, 2010

3.4	Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012

3.5	Certificate of Designation of Preferences, Rights, and Limitations of Series B-2 Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012

3.6	Certificate of Designation of Preferences, Rights, and Limitations of Series B-3 Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012

3.7	Certificate of Designation of Preferences, Rights, and Limitations of Series B-4 Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012

3.8	Amended and Restated By-Laws of DARA BioSciences, Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008

4.1	Specimen stock certificate for common stock	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008

4.2	Form of Warrant for Point Therapeutics, Inc.	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002

4.3	Form of Investor Warrant for Point Therapeutics, Inc. dated as of September 24, 2003	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 18, 2003

4.4	Form of Paramount Warrant for Point Therapeutics, Inc. dated as of September 24, 2003	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 18, 2003

4.5	Form of Investor Warrant for Point Therapeutics, Inc. dated as of March 24, 2004	Incorporated by reference to the Company’s Report on Form 8-K filed on April 1, 2004

4.6	Form of Investor Securities Purchase Agreement dated as of March 24, 2004	Incorporated by reference to the Company’s Report on Form 8-K filed on April 1, 2004

4.7	Form of Class A Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on October 21, 2008

Exhibit No.	Description	Incorporated by Reference to

4.8	Form of Class B Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on October 21, 2008

4.9	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on June 16, 2009

4.10	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on September 14, 2009

4.11	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on September 18, 2009

4.12	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on October 15, 2009

4.13	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010

4.14	Form of Class A Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on December 29, 2010

4.15	Form of Class B Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on December 29, 2010

4.16	Form of Indenture	Incorporated by reference to the Company’s Registration Statement on Form S-3 filed on March 25, 2011

4.17	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012

4.18	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012

4.19	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012

5	Opinion of K&L Gates LLP regarding the legality of the securities being registered	Incorporated by reference to the Company’s Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 filed on April 4, 2012

10.1	DARA BioSciences, Inc. Amended and Restated 2003 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008

10.2	DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008

Exhibit No.	Description	Incorporated by Reference to

10.3	Amendment No. 1 to DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.4
Lease Agreement dated November 30, 2007, by and between DARA BioSciences, Inc. and The Prudential Insurance Company of America (“Prudential”) (assigned from Prudential to Highwoods DLF Forum, LLC in 2008)
Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

10.5	Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Incentive Stock Options) *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008

10.6	Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Non-Qualified Options) *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008

10.7	Form of Restricted Stock Award Agreement for 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008

10.8	Form of Restricted Stock Unit Award Agreement for 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008

10.9	License Agreement dated May 3, 2004, by and between The General Hospital Corporation d/b/a Massachusetts General Hospital and DARA Pharmaceuticals, Inc.**	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

10.10	Exclusive License Agreement effective July 1, 2004, by and between Kirin Brewery Company, Limited and DARA Therapeutics, Inc.**	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

10.11	Exclusive License Agreement dated October 8, 2007, by and between Bayer Pharmaceuticals Corporation and DARA BioSciences, Inc.**	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

10.12	Stock Purchase and Loan Agreement dated January 30, 2009, by and between DARA BioSciences, Inc. and SurgiVision, Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on January 30, 2009

10.13	Stock Purchase Agreement, dated December 31, 2009, by and between DARA Pharmaceuticals, Inc. and SurgiVision, Inc.	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009

10.14	First Amendment to License Agreement dated July 7, 2009 by and between The General Hospital Corporation d/b/a Massachusetts General Hospital and DARA Pharmaceuticals, Inc.	Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed on May 17, 2010

10.15
Agreement between DARA Therapeutics, Inc., a Subsidiary of DARA BioSciences, Inc., and the Division of Cancer Prevention, National Cancer Institute for the Clinical Development of KRN5500 dated April 26, 2010
Incorporated by reference to the Company’s Report on Form 8-K filed on April 30, 2010

10.16	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and David J. Drutz *	Incorporated by reference to the Company’s Report on Form 8-K filed on January 17, 2012

Exhibit No.	Description	Incorporated by Reference to

10.17	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and Christopher Clement *	Incorporated by reference to the Company’s Report on Form 8-K filed on January 17, 2012

10.18	Agreement and Plan of Merger, dated January 17, 2012, by and among DARA BioSciences, Inc., Oncogenerix, Inc. and certain other parties thereto	Incorporated by reference to the Company’s Report on Form 8-K filed on January 17, 2012

10.19	Form of Securities Purchase Agreement	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012

10.20	Placement Agent Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and Ladenburg Thalman & Co., Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012

10.21	Form of Securities Purchase Agreement	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012

10.22	Placement Agent Agreement, dated April 6, 2012, by and between DARA BioSciences, Inc. and Ladenburg Thalman & Co., Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012

10.23	Form of Securities Purchase Agreement	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012

10.24	Placement Agent Agreement, dated December 28, 2012, by and between DARA BioSciences, Inc. and Ladenburg Thalman & Co., Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012

10.25	Employment Agreement, dated March 1, 2013, by and between DARA BioSciences, Inc. and David L. Tousley *	Incorporated by reference to the Company’s Report on Form 8-K filed on March 5, 2013

21	Subsidiaries of DARA BioSciences, Inc.	Incorporated by reference to the Company’s Report on Form 10-K filed on February 17, 2012

23.1	Consent of Horne LLP	Filed herewith

23.2	Consent of Ernst & Young LLP	Filed herewith

23.3	Consent of K&L Gates LLP (included in its opinion filed as Exhibit 5)	Incorporated by reference to the Company’s Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 filed on April 4, 2012

* Management Contract or Compensatory Plan or Arrangement.

** Confidential Treatment requested for certain portions of this Agreement.